EXHIBIT 23.1

                                     Arthur
                                    Andersen

                            Arthur Andersen & Co. SC

                                                      Arthur Andersen LLP

                                                      Suite 1800
                                                      420 North 20th Street
                                                      Birmingham AL  35203-3204
                                                      205 252-8600



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Alabama Power Capital Trust lI Preferred Securities, Alabama Power Capital Trust lII Preferred Securities, Alabama Power Capital Trust IV Preferred Securities, Alabama Power Company Junior Subordinated Notes and Alabama Power Company Guarantees with respect to Preferred Securities of Alabama Power Capital Trust II, Alabama Power Capital Trust III and Alabama Power Capital Trust IV) of our reports on Alabama Power Company dated February 21, 1996 included in Alabama Power Company's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.


/s/Arthur Andersen LLP




Birmingham, Alabama
December 4, 1996